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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of USA Interactive on Form S-4 of our report dated February 4, 2002 (March 9, 2002, as to Note 15 of the financial statements), appearing in the Transition Report on Form 10-K of Expedia, Inc. and subsidiaries for the six-month period ended December 31, 2001, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Seattle, Washington
February 10, 2003

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INDEPENDENT AUDITORS' CONSENT